Exhibit 5.1
November 13, 2017
Kansas City Southern
The Kansas City Southern Railway Company
427 West 12th Street
Kansas City, Missouri 64105
Ladies and Gentlemen:
We have acted as New York counsel to Kansas City Southern, a Delaware corporation (“KCS”), The Kansas City Southern Railway Company, a Missouri corporation and wholly owned subsidiary of KCS (“KCSR”), and each of the other subsidiaries of KCS listed on Schedule I hereto (the “Subsidiary Guarantors” and, together with KCS and KCSR, the “KCS Entities”) in connection with the preparation and filing under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission (the “Commission”) of the Registration Statement on Form S-3ASR (the “Registration Statement”) on the date hereof, including a base prospectus (the “Base Prospectus”), which provides that it may be supplemented by one or more prospectus supplements (each such prospectus supplement, together with the Base Prospectus, a “Prospectus”), relating to the registration for issuance and sale of: (i) shares of common stock of KCS, par value $0.01 per share (the “Common Stock”), (ii) shares of preferred stock of KCS (the “Preferred Stock”), (iii) debt securities of KCS and KCSR (the “Debt Securities”), (iv) guarantees of the Debt Securities by the KCS Entities (the “Guarantees”), (v) warrants to purchase Common Stock, Preferred Stock or debt securities of KCS (the “Warrants”), (vi) contracts for the purchase or sale of Common Stock or Preferred Stock (the “Stock Purchase Contracts”) and (vii) units consisting of Common Stock, Preferred Stock, Debt Securities, Guarantees, Warrants, Stock Purchase Contracts or any combination thereof (the “Units”), in each case as contemplated in the Registration Statement to which this opinion is filed as an exhibit (as the same may be amended from time to time).
The Common Stock, Preferred Stock, Debt Securities, Guarantees, Warrants, Stock Purchase Contracts and Units are referred to herein collectively as the “Securities.” The Securities being registered under the Registration Statement will have an indeterminate aggregate initial offering price and will be offered on a continuous or delayed basis pursuant to the provisions of Rule 415 under the Act.
In connection with the opinions expressed herein, we have reviewed the originals, or copies identified to our satisfaction, of (i) the certificates of incorporation of the KCS Entities, (ii) the bylaws of the KCS Entities, (iii) the resolutions adopted by the board of directors of each of the KCS Entities relating to the filing of the Registration Statement with the Commission; (iv) the Registration Statement; (v) the Base Prospectus, (vi) the indenture, dated July 27, 2015, among KCSR, KCS, the Subsidiary Guarantors and U.S. Bank National Association, as trustee (the “KCSR Indenture”), (vii) the indenture, dated December 9, 2015, among KCS, KCSR, the Subsidiary Guarantors and U.S. Bank National

Securities and Exchange Commission
November 13, 2017

Association, as trustee (the “KCS Indenture” and, together with the KCSR Indenture, the “Indentures”) and (viii) such certificates of officers of the KCS Entities and the originals (or copies thereof, certified to our satisfaction) of such corporate documents and records of the KCS Entities and such other documents, records and papers as we have deemed necessary as a basis for the opinions expressed below. In our review, we have assumed the genuineness of all signatures, the authenticity of the originals of the documents submitted to us and the conformity to authentic originals of any documents submitted to us as copies. We have relied, as to matters of fact, upon the certificates of public officials and officers of the KCS Entities.
In rendering the opinions contained herein, we have assumed that: (i) the Registration Statement and any supplements and amendments thereto, will have become effective and will comply with all applicable laws (and will remain effective and in compliance at the time of issuance or resale of any Securities thereunder); (ii) a prospectus supplement describing each class or series of Securities offered pursuant to the Registration Statement, to the extent required by applicable law and relevant rules and regulations of the Commission, will be timely filed with the Commission and will comply with all applicable laws; (iii) the definitive terms of each class or series of Securities will have been established in accordance with the authorizing resolutions adopted by the board of directors (or an authorized committee thereof) of the applicable KCS Entities, the certificates of incorporation of the applicable KCS Entities and applicable law; (iv) the applicable KCS Entities will issue and deliver the applicable Securities in the manner contemplated by the Registration Statement including the applicable Prospectus; (v) any capital stock comprising all or a part of any Securities will have been authorized and reserved for issuance, in each case within the limits of the then remaining authorized but unissued and unreserved amounts of such capital stock; (vi) the resolutions authorizing the applicable KCS Entities to issue, offer and sell the Securities will have been duly adopted by the board of directors (or an authorized committee thereof) of the applicable KCS Entities and will be in full force and effect at all times at which the relevant Securities are offered or sold; (vii) all Securities will be issued and sold in compliance with applicable federal and state securities laws or applicable laws or regulations or any agreement or other instrument binding upon the KCS Entities; and (vii) any Indenture, Warrant Agreement, Stock Purchase Contract Agreement or Unit Agreement (each as defined below) will be governed by and construed in accordance with the laws of the State of New York and will constitute a valid and binding obligation of each party thereto other than the KCS Entities.
With respect to any Securities consisting of Common Stock, we have further assumed that the Common Shares will be authorized, executed, countersigned by the transfer agent or registrar therefor and delivered by KCS in accordance with applicable laws and sold as contemplated in the Registration Statement.
With respect to any Securities consisting of any series of Preferred Stock, we have further assumed that: (i) the certificate of designations relating to the Preferred Stock establishing the designations, preferences and rights of the class or series of Preferred Stock (the “Certificate of Designations”) will have been approved by us and authorized, executed and filed with the Secretary of State of the State of Delaware, (ii) the Preferred Stock will be authorized, executed, countersigned by the registrar and transfer agent therefor and delivered by KCS in accordance with the provisions of the Certificate of Designations and applicable laws and sold as contemplated in the Registration Statement, (iii) if the Preferred Stock is convertible into Common Stock or other securities, (x) such Common Stock or other securities will

Securities and Exchange Commission
November 13, 2017

be authorized, (y) the Preferred Stock will be presented for conversion in accordance with the terms thereof and (z) such Common Stock or other securities will be executed, countersigned by the transfer agent therefor and delivered by the applicable KCS Entities upon such conversion, in accordance with the terms of such Preferred Stock.
With respect to any Securities consisting of any series of Debt Securities, we have further assumed that: (i) any applicable supplement to the Indenture will have been authorized, executed and delivered by the applicable KCS Entities and the trustee, (ii) the Debt Securities will be issued pursuant to the applicable Indenture, (iii) all terms of the Debt Securities not provided for in the applicable Indenture will have been established in accordance with the provisions of the applicable Indenture and reflected in appropriate documentation approved by us and, if applicable, executed and delivered by the applicable KCS Entities and the trustee, (iv) the Debt Securities will be authorized, executed, authenticated, issued and delivered by the applicable KCS Entities and authenticated by the trustee in accordance with the provisions of the applicable Indenture and applicable laws and sold as contemplated in the Registration Statement and (v) if the Debt Securities are convertible into Common Stock or other securities, (x) such Common Stock or other securities will be authorized, (y) the Debt Securities will be presented for conversion in accordance with the terms thereof and (z) such Common Stock or other securities will be executed, countersigned by the transfer agent therefor and delivered by the applicable KCS Entities upon such conversion, in accordance with the terms of such Debt Securities.
With respect to any Securities consisting of Guarantees, we have further assumed that the issuance of the Guarantee will be authorized, executed, issued and delivered by the applicable KCS Entities in accordance with applicable laws and sold as contemplated in the Registration Statement.
With respect to any Securities consisting of any series of Warrants, we have further assumed that: (i) the warrant agreement relating to the Warrants (the “Warrant Agreement”) to be entered into between KCS and an entity selected by KCS to act as the warrant agent (the “Warrant Agent”) will have been approved by us and authorized, executed and delivered by KCS and the Warrant Agent and (ii) the Warrants will be authorized, executed, authenticated, issued and delivered by KCS and the Warrant Agent in accordance with the provisions of the Warrant Agreement and applicable laws and sold as contemplated in the Registration Statement.
With respect to any Securities consisting of Stock Purchase Contracts, we have further assumed that: (i) the stock purchase contract agreement relating to the Stock Purchase Contracts (the “Stock Purchase Contract Agreement”) to be entered into between KCS and an entity selected by KCS to act as the stock purchase contract agent (the “Stock Purchase Contract Agent”) will have been approved by us and authorized, executed and delivered by KCS and the Stock Purchase Contract Agent and (ii) the Stock Purchase Contracts will be authorized, executed, authenticated, issued and delivered by KCS and the Stock Purchase Contract Agent in accordance with the provisions of the Stock Purchase Contract Agreement and applicable laws and sold as contemplated in the Registration Statement.
With respect to any Securities consisting of Units, we have further assumed that (i) the unit agreement relating to the Units (the “Unit Agreement”) to be entered into between KCS and an entity selected by KCS to act as the unit agent (the “Unit Agent”) will have been authorized, executed and delivered by KCS and the Unit Agent and (ii) the Units and each component of the Units will be approved by us and authorized, executed, authenticated, issued, fully paid

Securities and Exchange Commission
November 13, 2017

and non-assessable (to the extent applicable) and delivered by KCS and the Unit Agent in accordance with the provisions of the Unit Agreement and applicable laws and sold as contemplated in the Registration Statement and each component of the Units will constitute a valid and binding obligation of KCS or any third party (to the extent applicable) as contemplated by the Registration Statement including the applicable Prospectus and the Unit Agreement.
Based on the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

1.
The Common Stock, upon receipt by KCS of such lawful consideration therefor as the board of directors of KCS (the “KCS Board”) (or an authorized committee thereof) may determine, will be validly issued, fully paid and non-assessable shares of common stock of KCS.

2.
The Preferred Stock, upon receipt by KCS of such lawful consideration therefor as the KCS Board (or an authorized committee thereof) may determine, will be validly issued, fully paid and non-assessable shares of preferred stock of KCS and if the Preferred Stock are convertible into Common Stock or other securities, the Common Stock or other securities issuable upon conversion of the Preferred Stock will be validly issued, fully paid and non-assessable.

3.
The Debt Securities, upon receipt by KCS and/or KCSR, as applicable, of such lawful consideration therefor as the KCS Board (or an authorized committee thereof), in the case of KCS, or the board of directors of KCSR (or an authorized committee thereof), in the case of KCSR, may determine, will constitute valid and binding obligations of KCS and/or KCSR, as applicable, under the laws of the State of New York, enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization or other similar laws affecting the rights of creditors generally and general principles of equity (whether applied by a court of law or equity) and if the Debt Securities are convertible into Common Stock or other securities, the Common Stock or other securities issuable upon conversion of the Debt Securities will be validly issued, fully paid and non-assessable.

4.
The Guarantees, upon receipt by KCS and/or KCSR, as applicable, of such lawful consideration therefor as the KCS Board (or an authorized committee thereof) in the case of KCS, or the board of directors of KCSR (or an authorized committee thereof), in the case of KCSR, may determine, will constitute valid and binding obligations of KCS, KCSR, and the Subsidiary Guarantors, as applicable.

5.	The Warrants, upon receipt by KCS of such lawful consideration therefor as the KCS Board (or an authorized committee thereof) may determine, will constitute valid and binding obligations of KCS.

6.
The Stock Purchase Contracts, upon receipt by KCS of such lawful consideration therefor as the KCS Board (or an authorized committee thereof) may determine, will constitute valid and binding obligations of KCS.

7.	The Units, upon receipt by KCS of such lawful consideration thereof as the KCS Board (or an authorized committee thereof) may determine, will constitute valid and binding obligations of KCS.

Securities and Exchange Commission
November 13, 2017

Our opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of any laws except the laws of the State of New York, the General Corporation Law of the State of Delaware and the Federal laws of the United States of America. For purposes of our opinions with respect to the corporations listed on Schedule II, we have, without conducting any research or investigation with respect thereto, relied on the opinion of Husch Blackwell LLP with respect to matters of Illinois and Missouri law.
We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.
The opinions set forth in this letter are effective as of the date hereof. We do not undertake to advise you of any changes in our opinion expressed herein resulting from matters that may arise after the date of this letter or that hereinafter may be brought to our attention. We express no opinions other than as herein expressly set forth, and no opinion may be inferred or implied beyond that expressly stated herein.

Very truly yours,
/s/ White & Case LLP
WHITE & CASE LLP

GK/AW/JC

Schedule I

Entity	State of Incorporation
Gateway Eastern Railway Company	Illinois
The Kansas City Northern Railway Company	Delaware
Trans-Serve, Inc.	Delaware
KCS Holdings I, Inc.	Delaware
KCS Ventures I, Inc.	Delaware
Southern Development Company	Missouri
Southern Industrial Services, Inc.	Delaware
Veals, Inc.	Delaware
Pabtex, Inc.	Delaware

Schedule II

Entity	State of Incorporation
Gateway Eastern Railway Company	Illinois
The Kansas City Southern Railway Company	Missouri
Southern Development Company	Missouri